Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of OBJ Enterprises, Inc. (the “Company”) on Form 10-K /A Amendment No. 1 for the period ending August 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Watson, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)   the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

OBJ ENTERPRISES, INC.

/s/ Paul Watson

Paul Watson

President, Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer, Secretary, Treasurer, Director

Date:    March 11, 2013